Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 2, 2012, by and among Independence Contract Drilling, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), FBR Capital Markets & Co., a Delaware corporation, as the initial purchaser/placement agent (“FBR”) for the benefit of FBR and the purchasers of the Company’s common stock, $0.01 par value per share (“Common Stock”), as participants (“Participants”) in the private placement by the Company of shares of its Common Stock, the Contribution Investors (as defined below), and the early investors (the “Early Investors”), and the direct and indirect transferees of FBR, each of the Participants, each of the Contribution Investors and each of the Early Investors.

With respect to FBR and the Participants, this Agreement is made pursuant to the Purchase/Placement Agreement (the “Purchase/Placement Agreement”), dated as of March 1, 2012, between the Company and FBR in connection with the purchase and sale or placement of an aggregate of 5,000,000 shares of Common Stock (plus up to an additional 1,000,000 shares to cover additional allotments, if any). In order to induce FBR to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to FBR, the Participants, and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings. Each reference to a form, rule or regulation of the Commission (as defined below) shall also refer to any similar form, rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such form, rule or regulation.

Accredited Investor Shares: Shares initially sold by the Company to “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act) as Participants.

Affiliate: As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person, (ii) any Person, ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such Person and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. An indirect relationship shall include circumstances in which a Person’s spouse, children, parents, siblings or mother, father, sister- or brother-in-law share the same household with such Person or has the described relationship with such Person.

Agreement: As defined in the preamble.

Board of Directors: As defined in Section 6(a) hereof.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Commission: The U.S. Securities and Exchange Commission.

Common Stock: As defined in the preamble.

Company: As defined in the preamble.

Contribution Investors: Each of RAC and GES or any of their respective Affiliates, permitted transferees, successors and assigns.

Contribution Agreement: The Asset Contribution and Share Subscription Agreement dated as of November 23, 2011, by and among the Company, RAC and GES, as amended as of the date of this Agreement.

Controlling Person: As defined in Section 7(a) hereof.

Early Investor Shares: Registrable Shares held by the Early Investors.

Early Investors: As defined in the preamble.

End of Suspension Notice: As defined in Section 6(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

FBR: As defined in the preamble.

FINRA: The Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers, Inc.

GES: Global Energy Services Operating, LLC, a Delaware limited liability company.

Holder: Each record owner of any Registrable Shares from time to time, including FBR and its Affiliates to the extent FBR or any such Affiliate holds any Registrable Shares.

Indemnified Party: As defined in Section 7(c) hereof.

Indemnifying Party: As defined in Section 7(c) hereof.

Initial Demand Period: The period commencing upon the first anniversary of the date of this Agreement and ending thirty (30) days thereafter.

IPO Registration Statement: A registration statement on Form S-1 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock.

Issuer Free Writing Prospectus: As defined in Section 2(j) hereof.

Later Demand Period: The period commencing eighteen (18) months after the date of this Agreement and ending on the earlier of (a) twenty-one (21) months after the date of this Agreement and (b) such time as, for any Holder, in the opinion of counsel to the Company, (i) all such Registrable Shares proposed to be sold by such Holder may be sold in a single transaction without registration under the Securities Act pursuant to Rule 144, (ii) the Company has become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of at least ninety (90) days and is current in the filing of all such required reports, and (iii) the Registrable Shares of such Holder have been listed for trading on a national securities exchange.

Liabilities: As defined in Section 7(a) hereof.

No Objections Letter: As defined in Section 5(t) hereof.

Nominee: As defined in Section 3(d) hereof.

Participants: As defined in the preamble.

Person: An individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Proceeding: An action (including a class action), claim, demand, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 under the Securities Act and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase/Placement Agreement: As defined in the preamble.

Purchaser Indemnitee: As defined in Section 7(a) hereof.

RAC: Independence Contract Drilling LLC, a Delaware limited liability company.

Registrable Shares: The Rule 144A Shares, the Accredited Investor Shares, the Regulation S Shares, upon original issuance thereof, and at all times subsequent thereto, and the Early Investors Shares from and after the date of this Agreement, including upon the transfer thereof by the original Holder or any subsequent Holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Rule 144A Share, Accredited Investor Share or Regulation S Share, the earliest to occur of (i) the date on which the resale of such share has been registered pursuant to the Securities Act and it has been disposed of in accordance with the Registration Statement relating to it, (ii) in the event the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the date on which it has been transferred pursuant to Rule 144 (or any similar provision then in effect) or is freely saleable by its Holder pursuant to Rule 144 without any restrictions (such as volume or manner of sale restrictions and current public information requirements) under Rule 144, (iii) the date on which it is sold to the Company or ceases to be outstanding, or (iv) the date on which it is transferred to an unrestricted CUSIP and listed or included on the New York Stock Exchange or The Nasdaq Global Market, or on an alternative trading system and qualified under the applicable state securities or “blue sky” laws of all 50 states.

Registration Expenses: Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, and FINRA registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange pursuant to Section 5(n) of this Agreement; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements of counsel reasonably acceptable to the Company for the Holders and the underwriters, selected by the underwriters (such counsel, “Selling Holders’ Counsel”); provided that if such counsel is prevented from representing both the underwriters and the Holders, separate counsel shall be provided; and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, relating to the sale or disposition of Registrable Shares by a Holder.

Registration Statement: Any registration statement of the Company that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Regulation S: Regulation S promulgated by the Commission pursuant to the Securities Act, as such regulation may be amended from time to time.

Regulation S Shares: Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “non- U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Rule 144A Shares: Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A).

Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Rule 159: Rule 159 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Rule 405: Rule 405 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Rule 433: Rule 433 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Selling Holders’ Counsel: As defined in clause (vi) of the definition for Registration Expenses.

Shares: The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement.

Shelf Registration Statement: A registration Statement for the sale or resale of any Registrable Shares from time to time pursuant to Rule 415.

Special Election Meeting: As defined in Section 3(a) hereof.

Sprott: Sprott Resource Corp.

Suspension Event: As defined in Section 6(b) hereof.

Suspension Notice: As defined in Section 6(b) hereof.

Trigger Date: As defined in Section 3(a) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for re-offering to the public.

2.	Demand Registration Rights; Piggyback Rights

(a)    Demand Registration Rights.

(i)    At any time during the Initial Demand Period, Holders who hold in the aggregate fifty percent (50%) or more of the then outstanding Registrable Shares may on one occasion make a written request to the Company (a “Demand Request”) for registration under the Securities Act (a “Demand Registration”) of Registrable Shares held by such Holders. At any time during the Later Demand Period, Holders who hold in the aggregate twenty-five percent (25%) or more of the then outstanding Registrable Shares may on one occasion make a Demand Request for Demand Registration of Registrable Shares held by such Holders. In addition to the Demand Requests provided in the preceding sentences, at any time after the expiration of any lock-up period applicable to such Holder, (A) RAC or one or more of its distributees or transferees may on up to two occasions, (B) GES or one or more of its distributees or transferees may on one occasion, and (C) Sprott or one or more of its distributees or transferees may on one occasion after the first anniversary of the date of this Agreement make a Demand Request for a Demand Registration of Registrable Shares held by such Holder, and as long as such Holder beneficially owns 5% or more of the then outstanding shares of Common Stock, RAC, GES or Sprott shall be entitled to make such Demand Request whether or not the shares of Common Stock covered by such Demand Request are then Registrable Shares or are freely saleable by the Holder without any restrictions pursuant to Rule 144.

(ii)    The Company may defer the filing (but not the preparation) of a registration statement required by this Section 2(a) until a date not later than sixty (60) days after the Required Filing Date (as defined below) if (A) at the time the Company receives the Demand Request, the Company or its Subsidiaries are engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company (the “Board of Directors”) determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, (B) an investment banking firm advises the Company that effecting such registration would materially and adversely affect an offering of securities of the Company, or (C) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting (subject to the terms of this Agreement) and entering into a letter of intent with the managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this subsection (ii) shall be lifted, and the requested registration statement shall be filed forthwith, if: in the case of a deferral pursuant to clause (A) of the preceding sentence, the negotiations or other activities are disclosed or terminated; in the case of a deferral pursuant to clause (B) of the preceding sentence, such investment banking firm advises the Company that effecting such registration would no longer materially and adversely affect an offering of securities of the Company; or, in the case of a deferral pursuant to clause (C) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this subsection (ii), the Company shall promptly, upon determining to seek such deferral, deliver to a requesting holder a certificate signed by the President or CEO of the Company stating that the Company is deferring such filing pursuant to this subsection (ii) and the basis therefor. Within ten days after receiving such certificate, the requesting holder for which registration was previously requested may withdraw such request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. Notwithstanding the foregoing, the Company may not defer the filing a registration statement pursuant to this subsection (ii) for more than sixty (60) days in any twelve (12) month period.

(iii)    Each Demand Request shall specify the number of Registrable Shares proposed to be sold by the Holders making the Demand Request. Upon receipt of such Demand Request, the Company shall promptly (but in no event later than ten days following receipt thereof) deliver notice of such Demand Request to all other holders of Registrable Shares. Subject to subsection (ii) of this Section 2(a), the Company shall use all commercially reasonable efforts to file the Demand Registration within ninety (90) days after receiving a Demand Request (the “Required Filing Date”) covering all outstanding Registrable Shares for which the Company has received the information required under Section 2(g) and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. The Company shall pay its fees, costs and expenses, including cost of registration, consents, “comfort letter” and any company counsel opinions, related to any Demand Registration, and the Holders shall pay pro rata selling stockholder legal expenses, blue sky expenses and commissions or spread on Holder shares.

(iv)    If RAC, GES or Sprott (or their respective distributees) elect to distribute the Registrable Shares covered by their Demand Request in an Underwritten Offering, they shall so advise the Company as a part of their Demand Request made pursuant to Section 2(a)(i), and the Company shall include such information in its notice to the other Holders of Registrable Shares. The Holders of a majority of the Registrable Shares initially requesting the Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, however, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(b)    Notice; Piggyback Registration. Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of any equity securities by the Company for its own account or for the account of any of its equity holders, (other than a registration statement on Form S-4 or Form S-8 (or such corresponding forms adopted by the Commission for use by foreign issuers), or any substitute form that may be adopted by the Commission, or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing security holders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than thirty (30) days before the anticipated effective date of such registration statement), and such notice shall offer each such Holder the opportunity to register the Registrable Shares held by each such Holder (a “Piggyback Registration”). Subject to the limitations in Sections 2(c) and 2(f) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares requested to be included in the registration for such offering. Each such Holder of Registrable Shares shall be permitted to withdraw all or part of such Holder’s Registrable Shares from a Piggyback Registration at any time prior to the effective date thereof.

By electing to include the Registrable Shares in any IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of other securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than thirty (30) days prior to and one hundred eighty (180) days following the effective date of the IPO Registration Statement) by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration, provided, however, that (a) each Holder shall be allowed a proportionate release from the foregoing restriction granted to any other Holder, director or executive officer, as applicable (with such proportion being determined by dividing the number of shares being released with respect to such Holder, director or executive officer, as applicable by the total number of issued and outstanding shares held by such Holder, director or executive officer, as applicable), (b) such restrictions shall not apply to any shares of Common Stock of the Company bought in the open market following the effective date of the IPO Registration Statement and (c) it shall be a condition to any Holder’s agreement to be bound by the restrictions set forth above that all the executive officers and directors of the Company then holding shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company enter into agreements that are no less restrictive.

(c)    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

(i)    Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to be declared effective, and keep such registration statement effective for at least ninety (90) days; provided, however, that if Holders of Registrable Shares exercising a Demand Registration request that such registration statement be filed on Form S-3 under Rule 415 on a continuous basis and such filing is permitted under applicable Commission rules, the Company shall keep such registration statement effective until all such Registrable Shares are sold thereunder and/or cease to be Registrable Shares, or for two years if earlier.

(ii)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for at least ninety (90) days, or such longer period in connection with a Rule 415 offering described in Section 2(c)(i) above.

(iii)    Furnish to the participating Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

(iv)    Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as shall be reasonably requested by the participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(vi)    Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for at least ninety (90) days, or such longer period in connection with a Rule 415 offering described in Section 2(c)(i) above.

(vii)    Use its reasonable efforts to cause all such Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which the Common Stock is then listed.

(viii)    Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereto and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

(ix)    Use its reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Article 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (B) a letter dated such date, from the independent registered public accounting firm of the Company, in form and substance as is customarily given by independent registered public accounting firms to underwriters in an underwritten public offering, addressed to the underwriters, if any.

(d)    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights that are more favorable than the registration rights of the Holders.

(e)    Selection of Underwriters. In connection with a Demand Registration that will be an Underwritten Offering, the Holders shall have the right to designate the managing underwriter in accordance with Section 2(a)(iv). The Board of Directors shall have the right to designate, in their sole and absolute discretion, the managing underwriter with respect to any Piggyback Registration and shall select such additional underwriters to be used in connection with the offering, if any. In the event of any Demand Registration or Piggyback Registration, the managing underwriter, the Company and the selling Holders will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by the managing underwriter or other investment bankers of national standing acting in similar transactions.

(f)    Underwriters’ Cut-Backs.

(i)    The Company shall use all commercially reasonable efforts to cause the managing underwriter of a proposed Underwritten Offering (including an offering pursuant to a Demand Registration), as the case may be, to permit the Registrable Shares requested to be included in the registration statement for such offering under Section 2(b) or pursuant to other piggyback registration rights, if any, granted by the Company (“Piggyback Securities”) to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Holder’s Piggyback Securities in such offering unless such Holder accepts the terms of the underwriting agreement between the Company and the managing underwriter or underwriters, and otherwise complies with the provisions of Section 2(i) below. If the managing underwriter or underwriters of a proposed Underwritten Offering advise the Company in writing that in its or their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to potentially impede or interfere with the offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the opinion of such managing underwriter or underwriters, be sold without any such potential to impede or interfere with the offering, pro rata among the Holders of Registrable Shares on the basis of the number of Registrable Shares requested to be included in such registration by each such Holder.

(ii)    If a Demand Registration involves an Underwritten Offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Shares in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Shares and all other shares of Common Stock proposed to be included in such Underwritten Offering, exceeds the number of shares of Common Stock which can be sold in such Underwritten Offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Shares proposed to be sold in such Underwritten Offering, the Company shall include in such Demand Registration (A) first, the number of Registrable Shares that the Holders of Registrable Shares propose to sell, and (B) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons pro rata or in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Shares proposed to be sold can be included in such offering, then the Registrable Shares that are included in such offering shall be allocated pro rata among the respective Holders thereof on the basis of the number of Registrable Shares owned by each such Holder.

(g)    Participation. No Holder may participate in any underwritten registration under this Article 2 unless such Holder (A) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (C) if requested by another Person participating in such underwritten registration, agrees that all securities convertible or exchangeable into shares of Common Stock that are included in such underwritten registration shall be so converted or exchanged on or prior to the consummation thereof.

(h)    Termination or Postponement by the Company. Notwithstanding anything herein to the contrary except in the case of a Demand Registration, at any time prior to the effectiveness of any registration statement filed pursuant hereto, the Company shall have the right, in its sole and absolute discretion, not to proceed with the registration of any securities pursuant to such registration statement and, in the event that the Company exercises such right, no Holder of Registrable Shares shall have any right to require the Company to register any such Registrable Shares except in accordance with the express provisions of this Agreement. In the case of a registration statement filed pursuant Section 2(a), at any time after the filing of such registration statement but prior to the effectiveness thereof, the Company shall have the right to postpone requesting that the Commission declare such registration statement effective:

(i)    for the contractual lock-up period relating to any underwritten public offering of Company securities or any private placement of Company securities made pursuant to Rule 144A; and

(ii)    for a period of up to sixty (60) days in any twelve (12) month period if the Company is engaged in confidential negotiations, other confidential business activities or is otherwise in possession of material non-public information, disclosure of which would be required in such registration statement (but would not be required if such registration were not filed), and the Board of Directors determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders;

provided, however, that the Company may not postpone requesting the effectiveness of a registration statement filed pursuant to Section 2(a) pursuant to this Section 2(h) more than once every twelve (12) months. The Company may only terminate a Demand Registration and withdraw a registration statement filed pursuant to Section 2(a) with the consent of the Holder submitting the Demand Request relating thereto or upon receipt of a request for such withdrawal from the Commission.

(i)    Lock-Up Letters. Each Holder of Registrable Shares (whether or not such Registrable Shares are included in a registration statement pursuant hereto) agrees to execute a written agreement not to effect any public sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the ten (10) days prior to, and during the sixty (60) day period (or shorter period permitted by the managing underwriter, if applicable) beginning on, the effective date of a registration statement filed pursuant hereto except as part of such registration if and to the extent requested by the Company, in the case of a non-underwritten public offering, or if and to the extent requested by the managing underwriter or underwriters, as the case may be, in the case of an underwritten public offering.

(j)    Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Holders of a majority of the Registrable Shares that are registered under a Registration Statement at such time or the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Shares, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Registrable Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

3.	Special Election Meeting.

(a)    Special Election Meeting. If a Registration Statement registering the resale of Registrable Shares has not been declared effective by the Commission, and the Registrable Shares have not been listed for trading on a national securities exchange, on or before 270 days after (i) the end of the Initial Demand Period if a Demand Request was made in accordance with Section 2(a) during the Initial Demand Period or (ii) the date the Company receives any Demand Request made in accordance with Section 2(a) during the Later Demand Period (such date, as applicable, the “Trigger Date”), a special meeting of stockholders (the “Special Election Meeting”) shall be called in accordance with the Bylaws of the Company. The Special Election Meeting shall occur as soon as possible following the Trigger Date but in no event more than sixty (60) days after the Trigger Date.

(b)    Purposes of Meeting. The Special Election Meeting called in accordance with the Bylaws of the Company shall be called solely for the purposes of: (i) voting upon proposals to remove each then-serving director of the Company; and (ii) electing such number of directors as there are then vacancies on the Board of Directors (including any vacancies created by the removal of any director pursuant to this Section 3(b)). The removal of any director pursuant to Section 3(b)(i) hereof shall require the affirmative vote of holders of a majority of all outstanding Registrable Shares, provided, however, that Registrable Shares that are owned, directly or indirectly, by an “executive officer” (as defined in Rule 405) of the Company shall not be deemed to be outstanding, and, if such affirmative vote is obtained, shall be effective immediately upon the receipt of the final report of the Inspector of Elections for the Special Election Meeting that reports the receipt of the requisite vote to approve the proposal to remove such director. Notwithstanding the foregoing provisions of this Section 3(b), the Special Election Meeting need not be called or held if the Holders of at least two-thirds (2/3) of the outstanding Registrable Shares waive (at a duly called meeting of stockholders or by written consent) such requirement; provided however, that Registrable Shares that are owned, directly or indirectly, by an “executive officer” (as defined in Rule 405 of the Securities Act) of the Company shall not be deemed to be outstanding for this purpose.

(c)    Proxy. To secure the obligations of each Contribution Purchaser to vote the Common Stock owned by them at the Special Election Meeting, each Contribution Purchaser hereby appoints the Secretary of the Company, or his or her designees, as such Contribution Purchaser’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Contribution Purchaser’s Common Stock at the Special Election Meeting and to execute all appropriate instruments consistent with this Agreement on behalf of such Contribution Purchaser if, and only if, such Contribution Purchaser fails to vote such Contribution Purchaser’s Common Stock or fails to execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Contribution Purchaser’s written consent or signature. The proxy and power granted by each Contribution Purchaser pursuant to this Section 3(c) are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Contribution Purchaser’s Common Stock and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Common Stock previously held by a Contribution Purchaser. Such proxy shall terminate as to a Contribution Purchaser without any further action upon the earlier of (i) the final report of the vote of the Inspector of Elections with respect to the Special Election Meeting or the waiver described in Section 3(b) hereof or (ii) the effective date of the Registration Statement registering the resale of the Registrable Shares.

(d)    Nominations. Nominations of individuals for election to the Board of Directors at the Special Election Meeting may only be made (i) by or at the direction of the Board of Directors or (ii) upon receipt by the Company of written notice of Holders entitled to cast, or direct the casting of, not less than twenty percent (20%) of all the votes entitled to be cast at the Special Election Meeting and containing the information specified by Section 3(e) hereof. Each individual whose nomination is made in accordance with this Section 3(d) is hereinafter referred to as a “Nominee.”

(e)    Procedure for Stockholder Nominations. For nominations of individuals for election to the Board of Directors to be properly brought before the Special Election Meeting by Holders pursuant to Section 3(b) hereof, the Holders must have given notice thereof in writing to the Secretary of the Company not later than 5:00 p.m., Eastern Time, on the tenth (10th) day after the Trigger Date. Such notice shall include each such proposed Nominee’s written consent to serve as a director, if elected, and shall specify:

(i)    as to each proposed Nominee, the name, age, business address and residence address of such proposed Nominee and all other information relating to such proposed Nominee that would be required, pursuant to Regulation 14A promulgated under the Exchange Act (or any successor provision), to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director; and

(ii)    as to each Holder giving the notice, the class, series and number of all shares of capital stock of the Company that are owned by such Holder, beneficially or of record.

(f)    Notice. Not less than fifteen (15) nor more than twenty-five (25) days before the Special Election Meeting, the Secretary of the Company shall give to each stockholder entitled to vote at, or to receive notice of, such meeting at such stockholder’s address as it appears in the share transfer records of the Company, notice in writing setting forth (i) the time and place of the Special Election Meeting, (ii) the purposes for which the Special Election Meeting has been called and (iii) the name of each Nominee.

(g) This Section 3 shall be incorporated into the Company’s Bylaws.

4.	Rules 144 and 144A Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Registrable Shares to the public without registration, the Company agrees to:

(a)    make and keep current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)    to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)    so long as a Holder owns any Registrable Shares, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144 or Rule 144A, and in any event shall make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release) to each Holder a copy of:

(i)    the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles, accompanied by an audit report of the Company’s independent accountants, not later than one hundred twenty (120) days after the end of the fiscal year ending December 31, 2011 and not later than ninety (90) days after the end of each fiscal year of the Company thereafter; and

(ii)    the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

(d)    hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders and FBR (either by mail, by posting on the Company’s website, or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and until the second anniversary of the date of this Agreement will also cooperate with, and make management reasonably available to, FBR personnel in connection with making Company information available to investors; and

(e)    so long as a Holder owns any Registrable Shares, to furnish to the Holder promptly upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and with the Securities Act and the Exchange Act (at any time after its has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

5.	Registration Procedures

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, and the Company shall:

(a)    notify the managing underwriter and Selling Holders’ Counsel, in writing, at least ten (10) Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the Commission and, at least five (5) Business Days prior to filing, provide a copy of the Registration Statement to the managing underwriter, its counsel and Selling Holders’ Counsel for review and comment; prepare and file with the Commission, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (x) comply as to form in all material respects with the requirements of the Securities Act and the applicable form and include all financial statements required by the Commission to be filed therewith and (y) be acceptable to the managing underwriter, its counsel and Selling Holders’ Counsel; notify the managing underwriter and Selling Holders’ Counsel in writing, at least five (5) Business Days prior to filing of any amendment or supplement to such Registration Statement and, at least three (3) Business Days prior to filing, provide a copy of such amendment or supplement to the managing underwriter, its counsel and Selling Holders’ Counsel for review and comment; promptly following receipt from the Commission, provide to the managing underwriter, its counsel and Selling Holders’ Counsel copies of any comments made by the staff of the Commission relating to such Registration Statement and of the Company’s responses thereto for review and comment; and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 6 hereof, until the earlier of (i) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (ii) there are no Registrable Shares outstanding or (iii) the first anniversary of the effective date of such Registration Statement (subject to extension as provided in Section 6(c) hereof and the condition that the Registrable Shares have been transferred to an unrestricted CUSIP, are listed or included on the New York Stock Exchange or the Nasdaq Global Market, pursuant to Section 5(n) of this Agreement, or on an alternative trading system with the Registrable Shares qualified under the applicable state securities or “blue sky” laws of all fifty (50) states, and can be sold under Rule 144 without limitation as to manner of sale or volume); provided, however, that if the Company has an effective Shelf Registration Statement on Form S-1 (or other form then available to the Company) under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon thirty (30) Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement unless any Holder registered under the initial Shelf Registration Statement notifies the Company within fifteen (15) Business Days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Shares already in progress, in which case, the Company shall delay the effectiveness of the short-form Registration Statement and termination of the then-effective initial Registration Statement or any short-form Registration Statement for a period of not less than thirty (30) days from the date that the Company receives the notice from such Holders requesting a delay;

(b)    subject to Section 5(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 5(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c)    furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents, subject to Section 6 hereof, to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d)    use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as the managing underwriter or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e)    use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f)    notify the managing underwriter and each Holder promptly and, if requested by the managing underwriter or any Holder, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (3) of any request by the Commission or any other federal, state or foreign governmental authority for (A) amendments or supplements to a Registration Statement or related Prospectus or (B) additional information and (4) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (5) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g)    use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification of (or exemption from qualification of) any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h)    upon request, promptly furnish to each requesting Holder of Registrable Shares covered by a Registration Statement, without charge, one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)    except as provided in Section 6 hereof, upon the occurrence of any event contemplated by Section 5(f)(4) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)    if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k)    in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to the underwriters a signed counterpart, addressed to the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, customary and reasonably satisfactory to the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent registered public accounting firm who has certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request;

(l)    enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in Underwritten Offerings and confirm the same to the extent customary if and when requested;

(m)    make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, that the representatives of the Holders and any underwriters will use commercially reasonable efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations;

(n)    use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on the New York Stock Exchange or the Nasdaq Global Market;

(o)    prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 5(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 5(a) hereof;

(p)    provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(q)    (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months beginning after the effective date of the Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, but in no event later than ninety (90) days after the end of each fiscal year of the Company and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or

Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof;

(r)    provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s)    in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely, in the case of beneficial interests in Registrable Shares held through a depositary, transfer of such equivalent Registrable Shares with an unrestricted CUSIP, or in the case of certificated shares, preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three (3) Business Days prior to any sale of the Registrable Shares;

(t)    in connection with the initial filing of a Shelf Registration Statement for an Underwritten Offering and each amendment thereto with the Commission, cooperate with the managing underwriter in connection with the filing with FINRA of all forms and information required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system, and pay all costs, fees and expenses incident to FINRA’s review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA and the legal expenses, filing fees and other disbursements of the managing underwriter and any other FINRA member that is the Holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing);

(u)    in connection with the initial filing of a Registration Statement and each amendment thereto with the Commission, provide to the managing underwriter and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which the managing underwriter may request in order to fulfill any due diligence obligation on its part;

(v)    upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act, if not already so registered, simultaneously with or immediately following the effectiveness of the Registration Statement; and

(w)    in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA.

The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling shareholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f)(2), 5(f)(3) or 5(f)(4) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or the Company has otherwise provided notice to such Holder that dispositions of Registrable Shares may be resumed. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

6.	Black-Out Period

(a)    Subject to the provisions of this Section 6 and a good faith determination by a majority of the independent members of the Board of Directors that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the managing underwriter and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12) month period commencing on the date of this Agreement or more than sixty (60) days in any rolling ninety (90) day period), if any of the following events shall occur: (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company’s primary Underwritten Offering; (ii) the majority of the independent members of the Board of Directors shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) the disclosure would render the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the majority of the independent members of the Board of Directors shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; (3) correcting any misstatement or omission in the Registration Statement or the prospectus included therein; or (4) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b)    In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the managing underwriter and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and the managing underwriter in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)    Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 6, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

7.	Indemnification and Contribution

(a)    The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, FBR), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any Proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document used to sell the Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company, or any underwriter in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding (including any governmental or regulatory investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement that involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b)    In connection with any Registration Statement in which a Holder of Registrable Shares is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and their respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus or Liability arising out of or based upon sales of Registrable Shares made by such Holder who has received actual notice of the suspension prior to such sale in violation of Section 6(b). Absent gross negligence or willful misconduct, the liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c)    If any Proceeding (including any governmental or regulatory investigation), shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the Proceeding to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such Proceeding or (iv) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those

Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (ii) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d)    If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such Proceeding. Notwithstanding the provisions of this Section 7, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 7, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) FBR or a Holder of Registrable Shares shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)    The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

8.	Market Stand-off Agreement

Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for a period (x) in the case of the Company and each of its officers, directors, managers or employees, in each case to the extent such Holder holds shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, beginning on the effective date of, and continuing for one hundred eighty (180) days following the effective date of, the IPO Registration Statement of the Company; and (y) in the case of all other Holders (subject to the provisions of the second paragraph of Section 2(b), if applicable), beginning on the effective date of, and continuing for sixty (60) days following the effective date of the IPO Registration Statement of the Company; provided, however, that:

(a)    the restrictions above shall not apply to Registrable Shares bought or sold pursuant to the IPO Registration Statement;

(b)    the restrictions set forth in clause (y) above shall not apply to any shares of Common Stock of the Company bought in the open market following the effective date of the IPO Registration Statement;

(c)    it shall be a condition to any Holder’s agreement to be bound by the restrictions set forth in clause (y) above that all the executive officers and directors of the Company then holding shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company enter into agreements that are no less restrictive;

(d)    the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 8(d) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the sixty (60) day period applicable to all Holders other than the executive officers and directors of the Company;

(e)    with respect to the restrictions set forth in clause (y) above, each Holder shall be allowed a proportionate release granted to any other Holder (with such proportion being determined by dividing the number of shares being released with respect to such Holder by the total number of issued and outstanding shares held by such Holder); and

(f)    this Section 8 shall not be applicable if a Shelf Registration Statement of the Company filed under the Securities Act has been declared effective prior to the filing of an IPO Registration Statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 8 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

9.	Termination of the Company’s Obligation

The Company shall have no obligation pursuant to this Agreement with respect to any Registrable Shares proposed to be sold by a Holder in a registration pursuant to this Agreement on the earlier of (a) seven (7) years after the date of this Agreement and (b) as to any Holder other than RAC, GES and Sprott, if, in the opinion of counsel to the Company, all such Registrable Shares proposed to be sold by such Holder may be sold in a single transaction without registration under the Securities Act pursuant to Rule 144.

10.	Limitations on Subsequent Registration Rights

After the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 10, Registrable Shares that are owned, directly or indirectly, by an “executive officer” (as defined in Rule 405) of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that is included, or (b) to have its securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any registration statement filed pursuant to this Agreement.

11.	Miscellaneous

(a)    Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of FBR, in the Purchase/Placement Agreement, or granted by law, will be entitled to specific performance of its rights under this Agreement. Subject to Section 7, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given in a manner that adversely affects the Holders without the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Shares. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph.

(c)    Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

(i)    if to a Holder, at the most current address given by the transfer agent and registrar of the Registrable Shares to the Company; and

(ii)    if to the Company, at the offices of the Company at Independence Contract Drilling, Inc., 11616 N. Galayda Street, Houston, Texas 77086, Attention: Philip Choyce, with a copy (which shall not constitute notice) to David Peterman, Esq., Fulbright & Jaworski L.L.P., 1301 McKinney Street, Suite 5100, Houston, TX 77010 (facsimile: 713-651-5246); and

(iii)    if to FBR, at the offices of FBR at 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: General Counsel; with a copy (which shall not constitute notice) to David C. Buck, Esq., Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, TX 77002 (facsimile: 713-238-7126).

(d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by FBR and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

(e)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A signature page to this Agreement or any other document prepared in connection with the transactions contemplated hereby that contains a copy of a party’s signature and that is sent by such party or its agent with the apparent intention (as reasonably evidenced by the actions of such party or its agent) that it constitute such party’s execution and delivery of this Agreement or such other document, including a document sent by facsimile transmission or by email in portable document format (pdf), shall have the same effect as if such party had executed and delivered an original of this Agreement or such other document.

(f)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(h)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)    Entire Agreement. This Agreement, together with the Purchase/Placement Agreement and the Contribution Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(j)    Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates or by an “executive officer” (as defined in Rule 405) of the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)    Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(l)    Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement and the Contribution Agreement. The indemnification and contribution obligations under Section 7 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(m)    Attorneys’ Fees. In any Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INDEPENDENCE CONTRACT DRILLING, INC.

By:	/s/ Byron Dunn
Name: Byron Dunn Title: Chief Executive Officer

FBR CAPITAL MARKETS & CO.

By:	/s/ Paul D. Dellisola
Name: Paul D. Dellisola Title: Senior Managing Director

SPROTT RESOURCE PARTNERSHIP

By: Sprott Resource Consulting LP

	By:	Sprott Resource Consulting GP Inc.

	By:	/s/ Arthur Einav
Arthur Einav, Authorized Signatory

CONTRIBUTION INVESTORS:

INDEPENDENCE CONTRACT DRILLING LLC

By:	/s/ Byron Dunn
Name: Byron Dunn Title: Chief Executive Officer

GLOBAL ENERGY SERVICES OPERATING, LLC

By:	/s/ Michael Stansberry
Name: Michael Stansberry Title: Chief Executive Officer

[Signature pages attached for Early Investors]

[Signature Page to Registration Rights Agreement]